consent of independent public accountants





As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File No. 33-86556, File No. 33-86558, File No. 33-86560, File No. 333-64811 and File No.
333-64813.


ARTHUR ANDERSEN LLP








Atlanta, Georgia
March 25, 1999